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                                                                     EXHIBIT 4.1

                                FORM OF DEBENTURE

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED IN REGULATION S UNDER THE ACT) OR TO, OR FOR THE ACCOUNT OR BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE ACT) EXCEPT PURSUANT TO REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND APPLICABLE STATE SECURITIES LAWS.

No.____________________                                        US $____________

                  AMERICAN INTERNATIONAL PETROLEUM CORPORATION

            9% SERIES C CONVERTIBLE SUBORDINATED REDEEMABLE DEBENTURE
                               DUE JANUARY 9, 2000

         THIS DEBENTURE is one of a duly authorized issue of Debentures of American International Petroleum Corp., a corporation duly organized and existing under the laws of the State of Nevada (the "Company") designated as its 9% Series C Convertible Subordinated Redeemable Debentures Due January 9, 2000, in an aggregate principal amount not exceeding ________________________ (U.S. $_____________).

FOR VALUE RECEIVED, the Company promises to pay to __________________________, whose address is _____________________________________, the registered holder hereof and its successors and assigns (the "Holder"), the principal sum of _______________________ Dollars (US $________________) on January 9, 2000 (the
"Maturity Date"), and to pay interest on the principal sum outstanding, at the rate of 9% per annum due and payable quarterly in arrears commencing January 9, 1997. Accrual of interest shall commence on the date hereof and shall continue until payment in full of the outstanding principal sum has been made or duly provided for. The interest so payable will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register"); provided, however, that the Company's obligation to a transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Offshore Securities Subscription Agreement dated as of January 7, 1997 between the Company and the Holder (the "Subscription Agreement"). The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. The Company

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will pay the outstanding principal of and all accrued and unpaid interest due upon this Debenture on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Debenture as of the tenth (10th) day prior to the Maturity Date by check or on the Maturity Date by wire transfer and addressed to such Holder at the last address appearing on the Debenture Register. The forwarding of such check shall constitute a payment of outstanding principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such check plus any amounts so deducted.

         This Debenture is subject to the following additional provisions:

         1. The Debentures are issuable in denominations of Twenty-Five Thousand Dollars (US$25,000) and integral multiples thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same but not less than U.S. $25,000. No service charge will be made for such registration or transfer or exchange, except that transferee shall pay any tax or other governmental charges payable in connection therewith.

         2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax or other applicable laws at the time of such payments.

         3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the U.S. only in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary. Any holder of this Debenture, electing to exercise the right of conversion set forth in Section 4(a) hereof, in addition to the requirements set forth in Section 4(a), and any prospective transferee of this Debenture, is also required to give the Company (i) written confirmation that it is not a U.S. Person and the Debenture is not being converted on behalf of a U.S. Person ("Notice of Conversion") or (ii) an opinion of U.S. counsel to the effect that the Debenture and shares of common stock issuable upon conversion or transfer thereof have been registered under the 1933 Act or are exempt from such registration. In the event a Notice of Conversion or opinion of counsel is not provided the Holder hereof will not be entitled to exercise the right to convert or transfer the Debentures.

         4. (a) The Holder of this Debenture is entitled, at its option, at any time commencing 45 days after closing of the Offering hereof, by delivery of the notice of conversion to convert all or any amount remaining of the original principal amount of this Debenture into shares of common stock, $0.08 par value per share, of the Company (the "Common Stock"), at

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a conversion price for each share of Common Stock equal to the lower of (x) 70%
of the average closing bid price of the Common Stock for the five (5) business days immediately preceding the date of receipt by the Company of notice of conversion or (y) 75% of the average of the closing bid price of the Common Stock for the five (5) business days immediately preceding the date of Subscription by the Holder accepted by the Company as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (the "Conversion Price") ("Conversion Shares"). Such conversion shall be effectuated by surrendering the Debentures to be converted with the form of conversion notice attached hereto as Exhibit I, executed by the Holder of this Debenture evidencing such Holder's intention to convert this Debenture or a specified portion (as above provided) hereof, and accompanied by proper assignment hereof in blank. Accrued but unpaid interest shall be subject to conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The transferee or issuee shall execute such investment representations or other documents as are respectively required by counsel in order to ascertain the available registration exemption. The date on which notice of conversion is given shall be deemed to be the date on which the Holder has delivered this Debenture, with the assignment and conversion notice duly executed, to the Seller, or, if earlier, the date set forth in such notice of conversion if the Debenture is received by the Company within five (5) business days thereafter. The transferee or issuee shall execute such investment representations or other documents as are reasonably required by counsel in order to ascertain the available registration exemption.

                  (b) Notwithstanding the provisions of paragraph 4(a) hereof, the Company may redeem upon five days notice any or all of the Debentures after issue hereof and prior to conversion by paying to the Holder in cash 125% of the then outstanding principal balance of the Debenture plus accrued interest to such date, and shall be less any amounts required by law to be deducted or withheld. Such payment shall be made by delivering immediately available funds in United States Dollars by wire transfer to the Holder, or if no wiring instructions have been provided to the company, by cashier's or certified check to the last address of Holder appearing on the Debenture Register. The wiring of such funds or the forwarding of such check shall constitute payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such wire or check plus any amount so deducted. Such payment also to be made by the Company within 2 business days of receipt of a conversion notice by the Company from the Investor.

         5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin currency, herein prescribed.

         6. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

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         7. The Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in converting and/or collecting any amount due under this Debenture.

         8. If one or more of the following described "Events of Default" shall occur and continue for 30 days:

                  (a) The Company shall default in the payment of principal or interest on this Debenture; or

                  (b) Any of the representations or warranties made by the Company herein, in the Subscription Agreement, or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

                  (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture [and such failure shall continue uncured for a period of thirty (30) days after notice from the Holder of such failure]; or

                  (d) The Company shall (1) become insolvent; (2) admit in writing its liability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

                  (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

                  (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

                  (g) Any money judgment, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

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                  (h)      Bankruptcy, reorganization, insolvency or liquidation
                           proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within thirty (30) days after such instruction of the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

                  (i) The Company shall have its Common Stock delisted from the over-the-counter market.

Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable, without presentment, demand, protest or (further) notice of any kind (other than notice of acceleration), all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

         9. (a) This Debenture represents a general unsecured obligation of the Company. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

                  (b) The rights of any Holder to receive the principal sum or any part thereof, and to receive the interest due on this Debenture is and shall remain subordinate in priority to the payment of the principal of and interest on (i) all future obligations and guarantees of the Issuer for money borrowed from any bank, trust company, insurance company or other financial institution engaged in the business of lending money, for which the Issuer is at the time of determination responsible or liable as obligor or guarantor; (ii) all existing or future obligations of the Corporation secured by a lien, mortgage, pledge or other encumbrance against real or personal property (including common stock of the Corporation or any of its subsidiaries) of the Corporation; (iii) any modifications, renewals, extensions or refunding of the foregoing, except for any of such obligations of the Corporation the payment of which is made expressly subordinate and junior to this Debenture; (iv) indebtedness under the MG Trade Finance Corp. ("MGTF") loan agreement

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                  (the "Loan Agreement") or any indebtedness incurred to
                  refinance such obligations; (v) other indebtedness of the Corporation existing on the date of this Debenture; and (vi) trade payables incurred in the ordinary course of business of the Corporation or its subsidiaries.

         10. The Holder of this Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the Shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky law or similar laws relating to the sale of securities.

         11. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

         12. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

         13. This Debenture shall be governed by and construed in accordance with the laws of New York. Holder hereby waives trial by jury and consents to exclusive jurisdiction and venue in the State of New York.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated:                            , 1997

AMERICAN INTERNATIONAL PETROLEUM CORP.

By:______________________________________
    Denis J. Fitzpatrick, Vice President

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                                    EXHIBIT I


                         "NOTICE OF CONVERSION" FOLLOWS


                                   (ONE PAGE)






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                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)


         The undersigned hereby irrevocably elects to convert $______________ of the above Debenture No. ___ into Shares of Common Stock of American International Petroleum Corp. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.

         The undersigned represents that it is not a U.S. Person as defined in Regulation S promulgated under the Securities Act of 1933, as amended, and is not converting the Debenture on behalf of any U.S. Person and the representations contained in the Subscription Agreement are true. If Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date of Conversion*____________________________________________________________

Applicable Conversion Price____________________________________________________


Signature______________________________________________________________________
                  [Print Name of Holder and Title of Signer]

Address:_______________________________________________________________________
_______________________________________________________________________________
_____________________________________________________________________








* This original Debenture and Notice of Conversion must be received by the Company by the fifth business date following the Date of Conversion.